EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


      We hereby consent to the use in Amendment No. 1 to this Registration Statement on Form SB-2, of our report dated April 8, 2005, relating to the audited consolidated financial statements of Conversion Services International, Inc. and Subsidiaries. We also consent to the reference to our firm under the heading "Experts."



/s/ Friedman LLP
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East Hanover, NJ
May 13, 2005